UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 4, 2011

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(Address of principal executive offices) (Zip Code)

(954) 358-7099

(Registrant’s telephone number, including area code)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2011 Information Architects (OTCBB: IACH) announced that through its wholly owned subsidiary, IAGreen Corp., it has signed an Acquisition Agreement with Automated Customer Care, Inc. (a privately owned corporation organized in the state of Florida) whose principal asset is a proprietary on-line customer relationship management system.  The transaction is projected to close not later than April 25, 2011. The Company issued a press release announcing the acquisition on March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01 Exhibits

Number	Description
99.1	Press Release, dated March 31, 2011, entitled “Information Architects Corporation announces acquisition of technology company Automated Customer Care, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

April 4, 2011

INFORMATION ARCHITECTS CORPORATION BY: /S/ William Craig —————————————— William Craig Acting Chief Executive Officer

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